                                                                      EXHIBIT 2



BEAR STEARNS
                                             BEAR, STEARNS INTERNATIONAL LIMITED
                                                               ONE CANADA SQUARE
                                                         LONDON E14 5AD, ENGLAND
                                                              TEL: 0207-516-6390
                                                              FAX: 0207-516-6805
                                                                REGULATED BY FSA



DATE:                  [December 29, 2000]

TO:                    Westgate Enterprise III, LLC
ATTENTION:             [Contact Name]
TELEPHONE:             [Telephone Number]
FACSIMILE:             [Fax Number]

FROM:                  Derivatives Documentation
TELEPHONE:             212-272-2711
FACSIMILE:             212-272-9857

SUBJECT:               Equity Derivatives DRAFT Confirmation

REFERENCE NUMBER(S):   [Reference Number(s)]



The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear, Stearns International Limited ("Bear Stearns") and Westgate Enterprise III, LLC ("Counterparty"). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the "Master Agreement" (as defined below), with respect to the Transaction.

1. This Confirmation is subject to and incorporates the 1991 ISDA Definitions (the "1991 Definitions"), as supplemented by the 1998 Supplement to the 1991 ISDA Definitions (the "Supplement"), as amended and supplemented by the 1998 ISDA Euro Definitions (the "Euro Definitions") (collectively the "Definitions") and the 1996 ISDA Equity Derivatives Definitions (the "1996 Definitions"), each as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). The parties agree to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency--Cross Border) (the "Form Master Agreement"), together with the schedule thereto and any other related documents, each in form and substance as the parties shall in good faith agree (collectively, the "Executed Master Agreement"). In addition, the parties agree that until execution and delivery of the Executed Master Agreement, a Form Master Agreement, shall be deemed to have been executed and delivered by the parties on the Trade Date of the first transaction that by its terms is intended to be governed by a Master Agreement. All provisions contained in, or incorporated by reference to, the Form Master Agreement or the Executed Master Agreement (as applicable, the "Master Agreement") shall govern the Transaction referenced in this Confirmation, except as expressly modified below. This Confirmation, together with all of the other documents confirming any and all Transactions entered into between us (regardless of which branch, if any, either of us has acted through) that by their terms are intended to be governed by a Master Agreement, shall supplement, form a part of and be subject to the Master Agreement. In the event of any inconsistency between the provisions of the Definitions and the 1996 Definitions, the 1996 Definitions shall prevail for the purpose of this Transaction. In the event of any inconsistency between the provisions of this Confirmation and the Definitions, 1996 Definitions or Master Agreement, this Confirmation shall prevail for the purpose of this Transaction.

                        REGISTERED IN ENGLAND NO. 1592029

Reference Number: [Number]- DRAFT
Westgate Enterprise III, LLC
[December 29, 2000]
Page 2 of 13


     2. The terms of the particular Transaction to which this Confirmation relates are as follows:

        GENERAL TERMS:

          Trade Date:                       [Trade Date]

          Effective Date:                   [Effective Date]

          Termination Date:                 The Equity Payment Date immediately
                                            following the final Valuation Date.

          Shares: The common shares of Kmart Stores Inc, currently trading under the ticker symbol KM.

          Exchange(s):                      New York Stock Exchange

          Related Exchange(s):              The exchanges or quotation systems,
                                            if any, on which options or futures
                                            contracts on the Shares are traded
                                            or quoted, and as may be selected
                                            from time to time by the Calculation
                                            Agent.

          Calculation Agent:                Bear Stearns

        EQUITY AMOUNTS PAYABLE BY EQUITY AMOUNTS PAYER:

          Equity Amount Payer:              Bear Stearns

          Number of Shares:                 [TBD]

          Equity Notional Amount:           [TBD], being on the Trade Date the
                                            Number of Shares multiplied by the
                                            Initial Price.

          Equity Notional Reset:            Applicable

          Equity Payment Dates:             Three Exchange Business Days
                                            following each Valuation Date (or,
                                            if such day is not a Currency
                                            Business Day, the next succeeding
                                            Currency Business Day).

          Type of Return:                   Total Return

          Initial Price:                    [TBD]

          Final Price:                      With respect to each Valuation Date
                                            prior to the final Valuation Date,
                                            the closing price per Share quoted
                                            by the Exchange at the Valuation
                                            Time on the related Valuation Date;
                                            and with respect to the final
                                            Valuation Date, the amount
                                            determined in accordance with
                                            Section 4.4(c) of the 1996
                                            Definitions minus USD 0.06

Reference Number: [Number]- DRAFT
Westgate Enterprise III, LLC
[December 29, 2000]
Page 3 of 13


          Relevant Price:                   The average price per Share at which
                                            Bear Stearns unwinds any hedge it
                                            may have to this Transaction on the
                                            related Averaging Date, in whole or
                                            in part, as determined by the
                                            Calculation Agent or, in the event
                                            Bear Stearns does not unwind any
                                            such hedge to this Transaction on
                                            the related Averaging Date, in whole
                                            or in part, the closing price per
                                            Share quoted by the Exchange at the
                                            Valuation Time on the related
                                            Averaging Date.

          Valuation Time:                   At the close of trading on the
                                            Exchange

          Valuation Dates:                  [monthly dates]

          Averaging Dates:                  The final Valuation Date and each of
                                            the 14 Exchange Business Days
                                            preceding the final Valuation Date.

          Averaging Date
           Market Disruption:               Modified Postponement

          Dividend Period
           End Dates:                       Each Currency Business Day on which
                                            any per Share ordinary cash dividend
                                            is paid for which the ex-dividend
                                            date occurs during the period from
                                            and excluding the Trade Date to but
                                            including the Valuation Date.

          Dividend Period:                  Notwithstanding Section 7.12(c) of
                                            the 1996 Definitions, Dividend
                                            Period shall mean each period from,
                                            and excluding one Dividend Period
                                            End Date to, but including, the next
                                            following Dividend Period End Date,
                                            except that (i) the initial Dividend
                                            Period will commence on, but
                                            exclude, the Trade Date and (ii) the
                                            final Dividend Period will end on,
                                            and include, the Valuation Date.

          Dividend Amount:                  100% of all cash dividends, whether
                                            ordinary or extraordinary, net of
                                            any withholding taxes, where: (i)
                                            the ex-dividend date occurs during
                                            the period from and excluding the
                                            Trade Date to but including the
                                            final Valuation Date and (ii) the
                                            date on which the related ordinary
                                            or extraordinary cash dividend would
                                            have been received by persons who
                                            held the Shares during such period
                                            is during the relevant Dividend
                                            Period multiplied by the Relevant
                                            Number of Shares (defined below) on
                                            the related ex-dividend date. An
                                            "Additional Dividend Amount" as
                                            described below may also be payable
                                            by the Equity Amount Payer.

          Relevant Number of Shares:        On any ex-dividend date which occurs
                                            on or prior to the initial Averaging
                                            Date, the Number of Shares; and
                                            thereafter the product of (i) the
                                            Number of Shares multiplied by (ii)
                                            a fraction, of which the numerator
                                            is (x) the total number of Averaging
                                            Dates minus the number of Averaging
                                            Dates which have occurred prior to
                                            the related ex-dividend date and of
                                            which the denominator is the total
                                            number of Averaging Dates.

Reference Number: [Number]- DRAFT
Westgate Enterprise III, LLC
[December 29, 2000]
Page 4 of 13



          Dividend Payment Dates:           The fifth Currency Business Day
                                            following the related Dividend
                                            Period End Date.

          Reinvestment of Dividends:        Inapplicable

ADDITIONAL DIVIDEND AMOUNT PAYABLE BY THE EQUITY AMOUNT PAYER:

          Additional Dividend
           Amount Payer:                    The Equity Amount Payer

          Additional Dividend Amount:       100% of all cash dividends,
                                            whether ordinary or extraordinary,
                                            net of any withholding taxes, where:
                                            (i) the ex-dividend date occurs
                                            during the period from and excluding
                                            the Trade Date to but including the
                                            final Valuation Date and (ii) the
                                            date on which the related ordinary
                                            or extraordinary cash dividend would
                                            have been received by persons who
                                            held the Shares on the relevant
                                            ex-dividend date is on or after the
                                            final Valuation Date, multiplied by
                                            the Relevant Number of Shares on the
                                            related ex-dividend date.

          Additional Dividend Amount
            Payment Dates:                  With respect to any Additional
                                            Dividend Amount, the fifth Currency
                                            Business Day following the date on
                                            which the related ordinary or
                                            extraordinary cash dividend would
                                            have been received by persons who
                                            held the Shares on the relevant
                                            ex-dividend date.

          FLOATING AMOUNTS PAYABLE BY FLOATING AMOUNT PAYER:

          Floating Amount Payer:            Counterparty

          Notional Amount:                  The Equity Notional Amount. This
                                            Notional Amount will be adjusted in
                                            accordance with Section 7.11(c) of
                                            the 1996 Definitions.

          Payment Dates:                    Each Equity Payment Date

          Floating Rate Option:             USD-LIBOR-BBA

          Designated Maturity:              One month

          Spread:                           Plus [75] basis points

          Floating Rate Day
            Count Fraction:                 Actual/360

          Reset Dates:                      The first day of each Calculation
                                            Period.

          Business Days:                    Not applicable; payments will be
                                            made on the dates determined in
                                            accordance with "Payment Dates"
                                            above, without regard to whether
                                            such date constitutes a Business Day
                                            under the Definitions.

Reference Number: [Number] -- DRAFT
Westgate Enterprise III, LLC
[December 29, 2000]
Page 5 of 13


          Business Day Convention:          Not applicable; payments will be
                                            made on the dates determined in
                                            accordance with "Payment Dates"
                                            above, without regard to any
                                            Business Day Convention set forth in
                                            the Definitions.

        ADJUSTMENTS:

            Method of Adjustment:           Calculation Agent Adjustment

        EXTRAORDINARY EVENTS:

          Consequence of Merger Events:

             (a) Share-for-Share:           Alternative Obligation

             (b) Share-for-Other:           Cancellation and Payment

             (c) Share-for-Combined:        Cancellation and Payment

          Nationalization or Insolvency:    Cancellation and Payment

        OPTIONAL TERMINATION:               Each party has granted the other the
                                            right, but not the obligation, to
                                            terminate the Transaction in whole,
                                            or in part, in each case prior to
                                            the Termination Date by designating
                                            an earlier Exchange Business Day as
                                            the "Optional Termination Valuation
                                            Date" and the number of Shares to be
                                            terminated in connection therewith
                                            (the "Terminated Number of Shares").
                                            In no event may the Optional
                                            Termination Valuation Date (i) fall
                                            after a date which, but for the
                                            designation of the Optional
                                            Termination Valuation Date, would
                                            have been the final Valuation Date
                                            or (ii) fall prior to the date which
                                            is 90 calendar days after the
                                            Effective Date.

                                            If either party wishes to exercise
                                            its right to designate an Optional
                                            Termination Valuation Date, such
                                            party shall do so by delivering an
                                            irrevocable notice (by telephone, if
                                            practicable, and otherwise in
                                            writing) to the other party between
                                            9:00 a.m. and 5:00 p.m. (New York
                                            City time) on an Exchange Business
                                            Day which is no less that 30
                                            calendar days prior to the date
                                            being designated as an Optional
                                            Termination Valuation Date. If such
                                            notice is received by a party after
                                            5:00 p.m. (New York City time) on
                                            any Exchange Business Day or on any
                                            day which is not an Exchange
                                            Business Day, then the notice will
                                            be deemed effective on the next
                                            following Exchange Business Day. The
                                            party which has exercised its right
                                            to designate an Optional Termination
                                            Valuation Date will execute and
                                            deliver a written notice confirming
                                            the substance of any telephonic
                                            notice of exercise within one
                                            Exchange Business Day of that
                                            notice. Failure to provide that
                                            written notice will not affect the
                                            validity of the telephonic notice.

                                            For the avoidance of doubt, if
                                            either party designates an Optional
                                            Termination Valuation Date pursuant
                                            to the terms hereof, the

Reference Number: [Number]- DRAFT
Westgate Enterprise III, LLC
[December 29, 2000]
Page 6 of 13


                                    Optional Termination Valuation Date
                                    shall be deemed the final Valuation
                                    Date with respect to the Terminated
                                    Number of Shares, the third Exchange
                                    Business Day following the Optional
                                    Termination Valuation Date shall be
                                    deemed to be the Optional
                                    Termination Date with respect to the
                                    Terminated Number of Shares, and the
                                    Calculation Agent will determine the
                                    amounts that would be payable
                                    pursuant to the terms of this
                                    Transaction accordingly; provided
                                    that, in addition to any other
                                    amounts due hereunder, the
                                    Calculation Agent shall calculate
                                    the Breakage Amount (defined below).

          BREAKAGE AMOUNT:

                                    On the Optional Termination Date, if
                                    the Breakage Amount is positive,
                                    Counterparty shall pay such amount
                                    to Bear Stearns and if the Breakage
                                    Amount is negative, Bear Stearns
                                    shall pay the absolute value of such
                                    amount to Counterparty. The Breakage
                                    Amount shall be calculated in
                                    accordance with the following
                                    formula:

                                         Period Days
                                    NA x ----------- x (Old Libor - New Libor)**
                                            360
                                    ------------------------------------
                                        Period Days
                                    1 + ----------- x New Libor
                                            360

                                    "NA" shall mean the product of the
                                    Terminated Number of Shares and the
                                    Initial Price.

                                    "Period Days" means the number of
                                    days from and including the Optional
                                    Termination Date to, but excluding,
                                    the Scheduled Period End Date

                                    "Scheduled Period End Date" means
                                    the date which is, or in the case of
                                    a full termination, but for the
                                    designation of an Optional
                                    Termination Date, would have been,
                                    the Floating Amount Payer Payment
                                    Date immediately following the
                                    Optional Termination Date.

                                    "Old LIBOR" means the Floating Rate
                                    in effect immediately prior to the
                                    Optional Termination Date.

                                    "New LIBOR" means USD-LIBOR-BBA
                                    determined as if (i) the Optional
                                    Termination Date were a Reset Date
                                    for a Calculation Period which
                                    begins on the Optional Termination
                                    Date and having a Period End Date on
                                    the Scheduled Period End Date and
                                    (ii) Linear Interpolation were
                                    applicable.

Reference Number: [Number]- DRAFT
Westgate Enterprise III, LLC
[December 29, 2000]
Page 7 of 13


          COLLATERAL PROVISIONS:            (a) On any Local Business Day
                                            designated by Bear Stearns (any such
                                            date referred to as a "Credit
                                            Support Valuation Date"), Bear
                                            Stearns shall determine the
                                            following: (i) the Exposure (as
                                            defined below), (ii) the market
                                            value (determined in accordance with
                                            the Eligible Collateral Annex
                                            hereto) of all Collateral (as
                                            defined in the Eligible Collateral
                                            Annex), if any, pledged by
                                            Counterparty ("Pledgor") to the Bear
                                            Stearns ("Secured Party"), and (iii)
                                            the Credit Support Amount (as
                                            defined below) for such date.
                                            "Exposure" means for any Credit
                                            Support Valuation Date, the amount,
                                            if any, that would be payable to the
                                            Secured Party by the Pledgor
                                            (expressed as a positive number) or
                                            by the Secured Party to the Pledgor
                                            (expressed as a negative number) to
                                            replace all of the Transactions that
                                            are or may be entered into and
                                            governed by the Master Agreement so
                                            as to preserve the economic
                                            equivalent of the payment
                                            obligations of the parties with
                                            respect thereto. "Credit Support
                                            Amount" means the Secured Party's
                                            Exposure plus the aggregate of the
                                            Initial Collateral Requirements (as
                                            set forth in paragraph (b) below and
                                            as expressed in Confirmations in
                                            connection with other Transactions,
                                            if any), applicable to the Pledgor,
                                            if any; provided, that the Credit
                                            Support Amount will not be less than
                                            the aggregate of the Pledgor's
                                            Initial Collateral Requirements, if
                                            any. If the Credit Support Amount
                                            exceeds the market value of all
                                            Collateral held by the Secured Party
                                            by an amount (the "Delivery Amount")
                                            equal to or greater than USD
                                            500,000, then the Pledgor shall
                                            transfer to the Secured Party
                                            Collateral with a market value equal
                                            to or greater than the Delivery
                                            Amount. If the market value of all
                                            Collateral held by the Secured Party
                                            exceeds the Credit Support Amount by
                                            an amount (the "Return Amount")
                                            equal to or greater than USD
                                            100,000, then the Secured Party
                                            shall return to the Pledgor
                                            Collateral with a market value as
                                            close as practicable (but not
                                            greater than) the Return Amount.
                                            Each delivery or return of
                                            Collateral required under this
                                            paragraph shall be made by the close
                                            of business on the relevant Credit
                                            Support Valuation Date if notice
                                            requesting such delivery or return
                                            is received by 11 a.m. New York City
                                            time, or by the next Local Business
                                            Day if notice is received after 11
                                            a.m. New York City time. The Secured
                                            Party herein is Bear Stearns.

                                            (b) In addition to any Collateral
                                            required to be delivered pursuant to
                                            paragraph (a) above, Counterparty
                                            shall deliver to and at all times
                                            maintain with Bear Stearns
                                            Collateral having a market value
                                            equal to or greater than the Initial
                                            Collateral Requirement (defined
                                            herein). Counterparty shall deliver
                                            such collateral to Bear Stearns on
                                            or before the Local Business Day
                                            following the Trade Date. The
                                            "Initial Collateral Requirement"
                                            applicable to Counterparty shall
                                            mean as of any Credit Support
                                            Valuation Date:

Reference Number: [Number]- DRAFT
Westgate Enterprise III, LLC
[December 29, 2000]
Page 8 of 13


                                              (i)  if the Spot Price (as defined
                                                   below) on the Exchange
                                                   Business Day preceding the
                                                   relevant Credit Support
                                                   Valuation Date is equal to or
                                                   less than USD 2.00, then 100%
                                                   of the Collateral Notional
                                                   Amount (as determined on the
                                                   Exchange Business Day
                                                   preceding the relevant Credit
                                                   Support Valuation Date); or


                                              (ii) otherwise, the lesser of (x)
                                                   35% of the Collateral
                                                   Notional Amount (as
                                                   determined on the Exchange
                                                   Business Day preceding the
                                                   relevant Credit Support
                                                   Valuation Date) and (y) 35%
                                                   of the Notional Amount of
                                                   this Transaction (which, as
                                                   described above, will be
                                                   adjusted in respect of
                                                   monthly Reset Dates) on the
                                                   Exchange Business Day
                                                   preceding the relevant Credit
                                                   Support Valuation Date.

                                               For purposes of the foregoing,
                                               the "Spot Price" means the
                                               closing price per Share as quoted
                                               on the Exchange at the Valuation
                                               Time on the relevant Exchange
                                               Business Day, provided, however,
                                               that if there is a Market
                                               Disruption Event on such date,
                                               the Calculation Agent shall
                                               determine a good faith estimate
                                               of the price per Share that would
                                               have prevailed but for the
                                               occurrence of such Market
                                               Disruption Event and the
                                               "Collateral Notional Amount"
                                               means the product of the Number
                                               of Shares and the Spot Price on
                                               the relevant Exchange Business
                                               Day.

                                            (c) These Collateral Provisions
                                            shall be deemed a security
                                            agreement, and notwithstanding
                                            anything to the contrary contained
                                            in the Executed Agreement or this
                                            Confirmation, these provisions shall
                                            be governed by the laws of the State
                                            of New York, without giving effect
                                            to the conflicts or choice of law
                                            provisions thereof. Notwithstanding
                                            anything to the contrary set forth
                                            in this Confirmation or the Master
                                            Agreement, in the event of any
                                            inconsistency between the Master
                                            Agreement and these Collateral
                                            Provisions, the Master Agreement
                                            shall prevail, except as set forth
                                            in the preceding sentence. The
                                            Pledgor hereby grants a first
                                            priority continuing security
                                            interest in all Collateral provided
                                            hereunder and in any and all
                                            substitutions therefor, proceeds
                                            thereof and distributions thereon.
                                            Interest on any cash Collateral held
                                            hereunder shall be credited at a
                                            rate equal to the "Federal Funds
                                            (Effective)" rate as such rate is
                                            displayed on Telerate page 118 for
                                            such day under the caption
                                            "Effective" for USD or the "EONIA"
                                            as such rate is displayed on
                                            Telerate Page 247 for such day for
                                            Euro, as applicable. The amount of
                                            interest calculated for each day of
                                            the interest period shall be
                                            compounded monthly. These Collateral
                                            Provisions constitute a Credit
                                            Support Document and the failure by
                                            the Pledgor to deliver Collateral in
                                            accordance with these Collateral
                                            Provisions (if such failure is not
                                            remedied on or before the Local
                                            Business Day after notice of

Reference Number: [Number]- DRAFT
Westgate Enterprise III, LLC
[December 29, 2000]
Page 9 of 13


                                            such failure is given to such party)
                                            shall constitute an Event of Default
                                            with respect to the Pledgor for
                                            purposes of Section 5(a)(iii) of the
                                            Master Agreement. For purposes of
                                            these Collateral Provisions, the
                                            term "Local Business Day" shall have
                                            the meaning given such term in the
                                            Master Agreement, except that
                                            references to a payment in clause
                                            (b) thereof will be deemed to
                                            include a delivery or return of
                                            Collateral hereunder.

3.   ACCOUNT DETAILS AND
     SETTLEMENT INFORMATION:                PAYMENTS TO BEAR STEARNS:
                                            [payment instructions for the
                                            relevant currency.]

                                            PAYMENTS TO COUNTERPARTY:
                                            Please provide to expedite payment:

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------


ADDITIONAL PROVISIONS:


Agency. Counterparty acknowledges that Bear, Stearns & Co. Inc. ("BS&C") has acted as agent for Counterparty solely for the purposes of arranging this Transaction with its Affiliate, Bear Stearns. This Confirmation is being provided by BS&C in such capacity. Upon your written request, BS&C will furnish you with the time at which this Transaction was entered into.

Incorporation of Terms. For the avoidance of doubt, the parties agree that Sections 5 and 6 of the Form Master Agreement are incorporated herein, and the parties expressly specify that Market Quotation and Second Method shall apply unless otherwise specified herein.

Non-Reliance. Each party represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding this Transaction, other than representations expressly made by that other party in this Confirmation and in the Master Agreement and (b) in respect of this Transaction,
(i) it has the capacity to evaluate (internally or through independent professional advice) this Transaction and has made its own decision to enter into this Transaction and (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks. Counterparty acknowledges that Bear Stearns has advised Counterparty to consult its own tax, accounting and legal advisors in connection with this Transaction evidenced by this Confirmation and that the Counterparty has done so.

Payment Date Netting. The parties agree that subparagraph (ii) of Section 2(c) of the Master Agreement will not apply to any Transactions that are or will be governed by the Master Agreement. Thus all amounts payable on the same date in the same currency in respect of all Transactions shall be netted.

Governing Law: Unless otherwise specified in the Executed Master Agreement, the laws of the State of New York, without reference to the choice or conflicts of law principles thereof.

Reference Number: [Number]- DRAFT
Westgate Enterprise III, LLC
[December 29, 2000]
Page 10 of 13


Guaranty. The Guaranty of The Bear Stearns Companies Inc. ("TBSCI"), which will be a Credit Support Document and which Bear Stearns will provide upon execution of the Executed Master Agreement.

Termination Currency. Unless otherwise specified in the Executed Master Agreement or agreed by the parties, USD shall be the Termination Currency.

Transfer. Unless otherwise specified in the Executed Master Agreement, either party may transfer its rights and obligations under this Transaction in accordance with Section 7 of the Master Agreement. However, (a) unless otherwise specified in the Executed Master Agreement, Bear Stearns may also transfer its rights and obligations under this Transaction, in whole or in part, to TBSCI or any of its Affiliates, provided such Affiliate's obligations under this Transaction shall be guaranteed by TBSCI to the same extent as the obligations of Bear Stearns hereunder are so guaranteed and (b) unless otherwise specified in the Executed Master Agreement, Counterparty may also transfer its rights and obligations under this Transaction, in whole or in part, to a third party with Bear Stearns's consent (such consent not to be unreasonably withheld). Notwithstanding anything to the contrary, Bear Stearns may withhold such consent solely upon any of the following bases: (i) such transferee's creditworthiness would be weaker than that of Counterparty, (ii) Bear Stearns's failure to negotiate acceptable credit terms (including terms relating to collateral) from such transferee, (iii) the transfer would result in withholding tax from any payments to be made by such transferee, (iv) an Event of Default has occurred with respect to Counterparty or such a transfer will cause an Event of Default to occur with respect to either party, (v) such transferee is in a jurisdiction in which netting under the Master Agreement is not enforceable, and (vi) it becomes unlawful for either party to perform any obligation under the Master Agreement.

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Bear Stearns a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact SONYA NUGENT by telephone at 212-272-8273. For all other inquiries please contact NIAMH ANSLEY by telephone at 353-1-402-6225. Originals will be provided for your execution upon your request.

Reference Number: [Number]- DRAFT
Westgate Enterprise III, LLC
[December 29, 2000]
Page 11 of 13


We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR, STEARNS INTERNATIONAL LIMITED



By:
    -------------------------------
    Name:
    Title:


Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.


WESTGATE ENTERPRISE III, LLC


By:
    -------------------------------
    Name:
    Title:
    (Authorized Signatory)

Reference Number: [Number]- DRAFT
Westgate Enterprise III, LLC
[December 29, 2000]
Page 12 of 13


               ELIGIBLE COLLATERAL ANNEX TO COLLATERAL PROVISIONS


                                                                                       VALUATION
                           ELIGIBLE COLLATERAL                                         PERCENTAGE
                           -------------------                                         ----------
Cash                                                                                      100%

U.S. Treasuries (as defined below) having a remaining term to maturity of not
more than one year                                                                        100%

Direct Obligations of US-Government Sponsored Entities (as defined below) having
a remaining term to maturity of not more than one year                                    99%

U.S. Treasuries having a remaining term to maturity of more than one year but
not more than five years                                                                  99%

Direct Obligations of US-Government Sponsored Entities having a remaining term
to maturity of more than one year but not more than five years                            98%

U.S. Treasuries having a remaining term to maturity of more than five years but
not more than ten years                                                                   99%

Direct Obligations of US-Government Sponsored Entities having a remaining term
to maturity of more than five years but not more than ten years                           98%

U.S. Treasuries having a remaining term to maturity of more than ten years but
not more than twenty years                                                                98%

Direct Obligations of US-Government Sponsored Entities having a remaining term
to maturity of more than ten years but not more than twenty years                         97%

U.S. Treasuries having a remaining term to maturity of more than twenty years
but not more than thirty years                                                            98%

Direct Obligations of US-Government Sponsored Entities having a remaining term
to maturity of more than twenty years but not more than thirty years                      98%

Reference Number: [Number]- DRAFT
Westgate Enterprise III, LLC
[December 29, 2000]
Page 13 of 13


Mortgage participation certificates in book-entry form, the timely payment of interest at the applicable certificate rate and the ultimate collection of principal of which are guaranteed by the Federal Home Loan Mortgage Corporation
(excluding multi-class REMIC pass-through certificates and pass-through certificates backed by adjustable rate mortgages and excluding securities paying
interest or principal only)                                                               97%

Mortgage pass-through certificates in book-entry form, the full and timely payment of interest at the applicable certificate rate and the ultimate collection of principal of which are guaranteed by the Federal National Mortgage
Association (excluding multi-class REMIC pass-through certificates and pass-through certificates backed by adjustable rate mortgages and excluding
securities paying interest or principal only)                                             97%


Fully modified pass-through certificates in book-entry form, the full and timely payment of principal and interest of which are guaranteed by the Government
National Mortgage Association (excluding multi-class REMIC pass-through certificates and pass-through certificates backed by adjustable rate mortgages
and excluding securities paying interest or principal only)                               97%


For the purposes of the Eligible Collateral Annex set forth above, the words indicated below shall have the following definitions:

"US Treasuries" shall mean negotiable debt obligations issued by the United States Treasury Department.

"Direct Obligations of US-Government Sponsored Entities" shall mean non-callable negotiable debt obligations of the Federal Home Loan Mortgage Corporation, Federal National Mortgage Association and Government National Mortgage Association.